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                                                                    EXHIBIT 99.1

                      [AVANT IMMUNOTHERAPEUTICS, INC. LOGO]


FOR IMMEDIATE RELEASE/FEBRUARY 13, 2004


Una S. Ryan, Ph.D.               Avery W. Catlin                   FOR MEDIA:
President and CEO                Chief Financial Officer           Joan Kureczka/Jesse Fisher
AVANT Immunotherapeutics, Inc.   AVANT Immunotherapeutics, Inc.    J. Kureczka Associates
(781) 433-0771                   (781) 433-0771                    (415) 821-2413
                                 info@avantimmune.com              jkureczka@aol.com


                  AVANT ANNOUNCES $25 MILLION EQUITY FINANCING

NEEDHAM, MA (FEBRUARY 13, 2004): AVANT Immunotherapeutics, Inc. (Nasdaq: AVAN) announced today that it has received commitments from institutional investors for 8,965,000 shares of its common stock at a price of $2.75 per share for gross proceeds of approximately $25 million. No warrants were issued in connection with the offering. The shares were offered directly to selected institutional investors under a shelf registration statement filed by AVANT in November 2003 with the Securities and Exchange Commission.

"This financing provides the resources to fund our clinical development programs, including TP10 for cardiac surgery, provides for our general working capital needs and enables us to pursue licensing and acquisition opportunities for complementary technologies and products," said Una S. Ryan, Ph.D., President and Chief Executive Officer of AVANT Immunotherapeutics. "Further, our cash balances now exceed our currently anticipated requirements for the next two years."

AVANT Immunotherapeutics, Inc. discovers, develops and sells innovative vaccines and therapeutics that harness the human immune system to prevent and treat disease. The company has developed a broad, well-staged pipeline of vaccines and therapeutics for large, high-value, under-served markets. Six of AVANT's products are in clinical development. These include an oral human rotavirus vaccine, a treatment to reduce complement-mediated tissue damage associated with cardiac by-pass surgery, and a novel vaccine for cholesterol management. AVANT has also assembled a technology platform that enables the creation of rapid-protecting, single-dose, oral vaccines that remain stable without refrigeration. The company is


                                    - more -

119 FOURTH AVENUE  NEEDHAM, MA 02494-2725 USA  781-433-0771  FAX 781-433-0262
www.avantimmune.com

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AVANT ANNOUNCES $25 MILLION EQUITY FINANCING
FEBRUARY 13, 2004
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developing applications of this vaccine technology in four areas: biodefense, travelers' vaccines, global health needs, and human food safety. AVANT's goal is to demonstrate proof-of-concept for its products before leveraging further development through both traditional pharmaceutical partnerships and collaborations with governmental and other organizations.

Additional information on AVANT Immunotherapeutics, Inc. can be obtained through our site on the World Wide Web: http://www.avantimmune.com.

THE OFFERING HAS BEEN MADE BY MEANS OF A PROSPECTUS THAT MAY BE OBTAINED FROM AVERY W. CATLIN, CHIEF FINANCIAL OFFICER OF THE COMPANY. THIS PRESS RELEASE SHALL NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY, NOR SHALL THERE BE ANY SALE OF THESE SECURITIES IN ANY STATE IN WHICH SUCH OFFER, SOLICITATION OR SALE WOULD BE UNLAWFUL PRIOR TO REGISTRATION OR QUALIFICATION UNDER SECURITIES LAWS OF ANY SUCH STATE.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995: THIS RELEASE INCLUDES FORWARD-LOOKING STATEMENTS WHICH REFLECT AVANT'S CURRENT VIEWS WITH RESPECT TO FUTURE EVENTS AND FINANCIAL PERFORMANCE. THESE FORWARD-LOOKING STATEMENTS ARE BASED ON MANAGEMENT'S BELIEFS AND ASSUMPTIONS AND INFORMATION CURRENTLY AVAILABLE. THE WORDS "BELIEVE", "EXPECT", "ANTICIPATE", "INTEND", "ESTIMATE", "PROJECT" AND SIMILAR EXPRESSIONS WHICH DO NOT RELATE SOLELY TO HISTORICAL MATTERS IDENTIFY FORWARD-LOOKING STATEMENTS. INVESTORS SHOULD BE CAUTIOUS IN RELYING ON FORWARD-LOOKING STATEMENTS BECAUSE THEY ARE SUBJECT TO A VARIETY OF RISKS, UNCERTAINTIES, AND OTHER FACTORS THAT COULD CAUSE ACTUAL RESULTS TO DIFFER MATERIALLY FROM THOSE EXPRESSED IN ANY SUCH FORWARD-LOOKING STATEMENTS. THESE FACTORS INCLUDE, BUT ARE NOT LIMITED TO: (1) THE INTEGRATION OF AVANT'S ACQUIRED UPT TECHNOLOGY AND PROGRAMS WITH ITS ALREADY EXISTING TECHNOLOGY AND PROGRAMS; (2) THE ABILITY TO ADAPT AVANT'S VECTORING SYSTEMS TO DEVELOP NEW, SAFE AND EFFECTIVE ORALLY ADMINISTERED VACCINES AGAINST ANTHRAX AND PLAGUE OR OTHER BIOTERRORISM THREATS OR ANY OTHER MICROBES USED AS BIOWEAPONS; (3) THE ABILITY TO SUCCESSFULLY COMPLETE DEVELOPMENT AND COMMERCIALIZATION OF CHOLERAGARDE(TM) (PERU-15), TP10, TY800, CETI-1 AND OF OTHER PRODUCTS; (4) THE COST, TIMING, SCOPE AND RESULTS OF ONGOING SAFETY AND EFFICACY TRIALS OF CHOLERAGARDE(TM) (PERU-15), TP10, TY800, CETI-1 AND OTHER PRECLINICAL AND CLINICAL TESTING; (5) THE ABILITY TO SUCCESSFULLY COMPLETE PRODUCT RESEARCH AND FURTHER DEVELOPMENT, INCLUDING ANIMAL, PRE-CLINICAL AND CLINICAL STUDIES OF CHOLERAGARDE(TM) (PERU-15), TP10, TY800, CETI-1 AND OTHER PRODUCTS; (6) THE ABILITY TO MANAGE MULTIPLE LATE STAGE CLINICAL TRIALS FOR A VARIETY OF PRODUCT CANDIDATES; (7) THE VOLUME AND PROFITABILITY OF PRODUCT SALES OF MEGAN(R)VAC 1 AND OTHER FUTURE PRODUCTS; (8) CHANGES IN EXISTING AND POTENTIAL RELATIONSHIPS WITH CORPORATE COLLABORATORS; (9) THE COST, DELIVERY AND QUALITY OF CLINICAL AND COMMERCIAL GRADE MATERIALS SUPPLIED BY CONTRACT MANUFACTURERS; (10) THE TIMING, COST AND UNCERTAINTY OF OBTAINING REGULATORY APPROVALS TO USE CHOLERAGARDE(TM) (PERU-15) AND TY800, AMONG OTHER PURPOSES, TO PROTECT TRAVELERS AND PEOPLE IN ENDEMIC REGIONS FROM DIARRHEA CAUSING DISEASES, TO USE CETI-1, AMONG OTHER PURPOSES, TO RAISE SERUM HDL CHOLESTEROL LEVELS, TO USE TP10 TO IMPROVE PATIENT OUTCOMES FOLLOWING CARDIAC BY-PASS SURGERY, AND FOR OTHER PRODUCTS; (11) THE COST AND TIMING OF AVANT'S CONSTRUCTION, BUILD-OUT AND VALIDATION OF A FALL RIVER PILOT MANUFACTURING FACILITY; (12) THE ABILITY TO OBTAIN SUBSTANTIAL ADDITIONAL FUNDING; (13) THE ABILITY TO DEVELOP AND COMMERCIALIZE PRODUCTS BEFORE COMPETITORS; (14) THE ABILITY TO RETAIN CERTAIN MEMBERS OF MANAGEMENT; AND (15) OTHER FACTORS DETAILED FROM TIME TO TIME IN FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION. WE EXPRESSLY DISCLAIM ANY RESPONSIBILITY TO UPDATE FORWARD-LOOKING STATEMENTS.

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